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                         METROPOLITAN SERIES FUND, INC.

            SUB-ITEM 77O TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

FIRST QUARTER 2009

None

SECOND QUARTER 2009

NAME OF PORTFOLIO: BlackRock Aggressive Growth Portfolio
ISSUER: MSCI Inc.
BROKER: Morgan Stanley & Co. Inc.
UNDERWRITER(S): Morgan Stanley & Co. Incorporated; William Blair & Company,
          L.L.C.; Citigroup Global Markets Inc.; Keefe, Bruyette & Woods, Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Brean Murray, Carret & Co., LLC; Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC; JMP Securities LLC; BNY Mellon Capital Markets, LLC; BB&T Capital Markets, a division of Scott & Stringfellow, Inc.; Keybanc Capital Markets Inc.; PNC Capital Markets, LLC; Suntrust Robinson Humphrey; Wachovia Capital Markets, LLC

AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets, LLC
DATE OF PURCHASE: 05/19/09
DATE OF OFFERING: 05/19/09
AMOUNT OF PURCHASE: Fund 120,800 shares               Sub-Adviser 157,700 shares
AMOUNT OF OFFERING: 27,708,653 shares
PURCHASE PRICE: $21.50
COMMISSION OR SPREAD: 0.80625 / share

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NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: New Jersey Transportation Trust Fund Authority: 2009 Series B
BROKER: Merrill Lynch
UNDERWRITER(S): Merrill Lynch & Co; Citi; M.R. Beal & Company; BB&T Capital
     Markets; Janney Montgomery Scott LLC; J. P. Morgan Securities Inc.; Loop Capital Markets, LLC; NW Capital Markets Inc.; PNC Capital Markets LLC; Powell Capital Markets, Inc.; Ramirez & Co., Inc.; Raymond James & Associates Inc.; RBC Capital Markets; Siebert Brandford Shank & Co., L.L.C.; Wachovia Bank; National Association
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 05/28/09
DATE OF OFFERING: 05/28/09
AMOUNT OF PURCHASE: Fund $1,645,000                      Sub-Adviser $49,880,000
AMOUNT OF OFFERING: $273,500,000
PURCHASE PRICE: $98.404
COMMISSION OR SPREAD: 0.549%

NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: New Jersey Transportation Trust Fund Authority: 2009 Series B
BROKER: Merrill Lynch
UNDERWRITER(S): Merrill Lynch & Co; Citi; M.R. Beal & Company; BB&T Capital
     Markets; Janney Montgomery Scott LLC; J. P. Morgan Securities Inc.; Loop Capital Markets, LLC; NW Capital Markets Inc.; PNC Capital Markets LLC; Powell Capital Markets, Inc.; Ramirez & Co., Inc.; Raymond James & Associates Inc.; RBC Capital Markets; Siebert Brandford Shank & Co., L.L.C.; Wachovia Bank; National Association
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 05/28/09
DATE OF OFFERING: 05/28/09
AMOUNT OF PURCHASE: Fund $505,000                        Sub-Adviser $49,880,000
AMOUNT OF OFFERING: $273,500,000
PURCHASE PRICE:  $98.404
COMMISSION OR SPREAD:  0.549%

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NAME OF PORTFOLIO: Loomis Small Cap Core Portfolio
ISSUER: Mariner Energy Inc.
BROKER: Credit Suisse First Boston
UNDERWRITER(S): Credit Suisse Securities USA LLC; JP Morgan Securities; Merrill
     Lynch & Co; Wachovia Securities Inc; Citigroup Global Market Inc; Jefferies & Co; Calyon Securities USA Inc; Capital One Southcoast Inc; Howard Weil; Natixis Bleichroeder Inc; Tudo Pickering & Co LLC
AFFILIATED UNDERWRITER IN THE SYNDICATE: Natixis Bleichroeder Inc.
DATE OF PURCHASE: 06/04/09
DATE OF OFFERING: 06/04/09
AMOUNT OF PURCHASE: Fund $233,885                         Sub-Adviser $1,582,675
AMOUNT OF OFFERING: $145,000,000
PURCHASE PRICE: $14.50
COMMISSION OR SPREAD: None

[X] The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
     (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

[X] The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

[X]  The underwriting was a firm commitment.

[X] The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

[X] IN RESPECT OF ANY SECURITIES OTHER THAN MUNICIPAL SECURITIES, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), OR IN RESPECT OF ANY MUNICIPAL SECURITIES, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

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[X]  The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

[X] The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.